Exhibit 10(b)

AMENDMENT NO. 1

TO THE

AMPCO-PITTSBURGH CORPORATION

1988 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(as amended and restated December 17, 2008)

Ampco-Pittsburgh Corporation (the “Company”) desires to amend the Ampco-Pittsburgh Corporation 1988 Supplemental Executive Retirement Plan (as amended and restated December 17, 2008) (the “Plan”) in accordance with its reserved right to do so under Section 5.5 of the Plan.

NOW, THEREFORE, the Plan is hereby amended by adding a new Subsection (d) to Section 3.1 as follows:

(d)	Notwithstanding the cessation of benefit accruals under the Retirement Plan, a Participant’s Final Average Earnings (determined without regard to any limit on compensation under IRC § 401(a)(17)) under this Plan will be calculated as if the Participant continued to accrue benefits under the Retirement Plan.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized officers, effective as of July 1, 2015.

Ampco-Pittsburgh Corporation

Attest	/s/Keith Zatawski	By	/s/ Rose Hoover